UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2018

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 8.01. Other Events.

On January 29, 2018, InfuSystem Holdings, Inc. (the “Company”) received notice that the U.S. District Court for the Central District of California (the “Court”) (Case No. 2:16-cv-08295-ODW) has issued an order dismissing, with prejudice, a putative class-active lawsuit against the Company. The dismissal relates to an action brought on November 8, 2016 by a purported shareholder of the Company against the Company and two individual defendants: Eric Steen, the Company’s former Chief Executive Officer, President and Director; and Jonathan Foster, the Company’s former Chief Financial Officer. The complaint asserted claims against all defendants under the antifraud provisions of the federal securities laws and against Messrs. Steen and Foster as control persons. On June 19, 2017, the Company and all defendants filed a Motion to Dismiss the amended complaint. On December 15, 2017, the Court dismissed the plaintiffs first amendment to the class action compliant (“FAC”), with leave to amend. On December 20, 2017, the parties stipulated, and the Court extended, the plaintiffs time to amend the FAC up to January 19, 2018. As of January 19, 2018, the plaintiff never filed an amended complaint and the Court dismissed the lawsuit with prejudice on January 29, 2018.

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits

99.1    Press Release of InfuSystem Holdings, Inc. dated January 31, 2018.

Index to Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release of InfuSystem Holdings, Inc. dated January 31, 2018.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By: /s/ Trent N. Smith

Trent N. Smith

Executive Vice-President,

Chief Accounting Officer and

Corporate Controller

Dated: January 31, 2018